EXHIBIT 99.2
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N E W S   R E L E A S E
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WILLIAMS SCOTSMAN - NEWS RELEASE

      WILLIAMS SCOTSMAN, INC. ANNOUNCES PRICING OF SENIOR NOTE OFFERING

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Baltimore, MD, September 20, 2005, Williams Scotsman, Inc. announced today that it has priced an offering of $350 million in aggregate principal amount of senior notes due 2015 in a private offering under Rule 144A of the Securities Act of 1933. The size of the offering was increased from the previously announced $325 million principal amount. The senior notes will bear interest at an annual rate of 8.5%.

Williams Scotsman, Inc. intends to use the proceeds from the offering, together with the proceeds from the initial public offering of Williams Scotsman International, Inc. and borrowings under its $650 million amended and restated credit facility to repurchase or redeem its 9.875% Senior Notes due 2007, repurchase its 10% Senior Secured Notes due 2008 (to the extent tendered in the previously announced tender offer) and pay premium costs, accrued interest and transaction fees and expenses. The offering of the senior notes is expected to close on or about September 29, 2005.

The offering of senior notes will not be registered under the Securities Act of 1933, as amended, and the senior notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.


ABOUT WILLIAMS SCOTSMAN, INC.

Williams Scotsman, Inc., headquartered in Baltimore, Maryland, is a provider of modular space solutions for the construction, education, commercial and industrial, and government markets. The company serves over 25,000 customers, operating a fleet of approximately 97,000 modular space and portable storage units that are leased through a network of 85 branches. Williams Scotsman provides delivery, installation, and other services to its leasing customers, and sells new and used modular space products and services.

Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual events or results to differ materially from future events or results expressed or implied by these forward-looking statements. These factors include, among others, the following: the failure of Williams Scotsman International, Inc. to complete its initial public offering; substantial leverage and our ability to service debt; changing market trends in our industry; general economic and business conditions including a prolonged or substantial recession; our ability to finance fleet and branch expansion and to locate and finance acquisitions; our ability to implement our business and growth strategy and maintain and enhance our competitive strengths; our ability to consummate the financing transactions described above and to obtain financing for general corporate purposes; intense industry competition; availability of key personnel; industry over-capacity; and changes in, or the failure to comply with, government regulations. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date hereof as a result of new information, future events or developments, except as required by federal securities laws.


For more information, please contact:
Robert C. Singer
Chief Financial Officer
Williams Scotsman, Inc.
Direct: (410) 931-6108